SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

  Date of Report (Date of earliest event reported): May 30, 1997 (May 14, 1997)

                       AMERICAN RADIO SYSTEMS CORPORATION
             (Exact name of registrant as specified in its charter)

     Delaware                       0-26102                    04-3196245
 (State or other                 (Commission                  (IRS Employer
jurisdiction of                   File Number)              Identification No.)
incorporation)


                              116 Huntington Avenue
                           Boston, Massachusetts 02116
          (Address of principal executive offices, including zip code)




                                 (617) 375-7500
              (Registrant's telephone number, including area code)






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Item 5.  Other Events

On May 28, 1997, American Radio Systems Corporation, a Delaware Corporation, (the "Company"), entered into an Asset Purchase Agreement with Paxson Communications of West Palm Beach, Inc., a Florida corporation, pursuant to which the Company will sell substantially all the assets of WKGR- FM, WOLL-FM, WBZT-AM, and WEAT-AM serving West Palm Beach, Florida for approximately $33.0 million. Consummation of the transaction is subject to, among other things, the approval of the Federal Communications Commission ("FCC"). For more information, see the Company's press release dated May 28, 1997, which is attached herewith as Exhibit 99.1.

On May 27, 1997, the Company entered into an Asset Purchase Agreement with Precision Media Corporation, a Delaware corporation, pursuant to which the Company will acquire substantially all the assets of WERZ-FM, WMYF-AM, WSRI-FM, and WZNN-AM serving Portsmouth, New Hampshire for approximately $6.0 million. Consummation of the transaction is subject to, among other things, the approval of the FCC. For more information, see the Company's press release dated May 28, 1997, which is attached herewith as Exhibit 99.1.

On May 15, 1997, the Company, as successor to EZ Communications, Inc. ("EZ"), consummated the transactions contemplated by the Asset Exchange Agreement dated December 5, 1996 by and among EZ, Professional Broadcasting Incorporated, EZ Philadelphia, Inc., Evergreen Media Corporation of Los Angeles, Evergreen Media Corporation of Charlotte, Evergreen Media of Corporation of the East, Evergreen Media Corporation of Carolinaland and WBAV/WBAV-FM/WPEG License Corp. and WRFX License Corp. pursuant to which the Company exchanged substantially all the assets of WIOQ-FM and WUSL-FM in Philadelphia, Pennsylvania for WRFX-FM, WPEG-FM, WBAV-FM, WBAV-AM and WFNZ-AM serving Charlotte, North Carolina. The Company also consummated the Asset Purchase Agreement dated as of December 5, 1996 by and among EZ, Professional Broadcasting Incorporated, EZ Charlotte, Inc. Evergreen Media Corporation of Los Angeles, Evergreen Media Corporation of the East and Evergreen Media Corporation of Carolinaland, pursuant to which the Company acquired substantially all the assets of WNKS serving Charlotte, North Carolina for approximately $10.0 million. The asset purchase agreement was financed through borrowings under the Company's credit agreement.

In a related transaction, the Company then transferred all the assets of WRFX-FM to an independent and insulated trustee. The transfer was required pursuant to the February 1997 consent decree with the seller and the Antitrust Division of the U.S. Department of Justice which required the Company to dispose of the station to comply with the FCC's multiple ownership rules.

On May 14, 1997, the Company entered into an Asset Purchase Agreement with Greater Boston Radio, Inc., a Delaware corporation, pursuant to which the Company will acquire substantially all the assets of WNFT-AM in Boston, Massachusetts for approximately $4.5 million. Consummation of the transaction is subject to, among other things, the approval of the FCC. For more information, see the Company's press release dated May 15, 1997, which is attached herewith as Exhibit 99.2.

Item 7. Financial Statements and Exhibits

         (c)   Exhibits


         Exhibit 99.1 - Press Release, dated as of May 28, 1997

         Exhibit 99.2 - Press Release, dated as of May 15, 1997

         Exhibit 99.3 - Asset Exchange Agreement, dated December 5, 1996, by and among EZ, Professional Broadcasting, Inc., EZ Philadelphia Inc., Evergreen Media Corporation of
                        Los Angeles, Evergreen Media Corporation of Charlotte, Evergreen Media Corporation of the East, Evergreen Media Corporation of Carolinaland, WBAV/WBAV-FM/WPEG License Corp. and WRFX License Corp.*

         Exhibit 99.4 - Asset  Purchase  Agreement, dated  December 5, 1996, by and among EZ, Professional Broadcasting, Inc., EZ Charlotte, Inc., Evergreen Media Corporation of Los Angeles, Evergreen Media Corporation of the East, and Evergreen Media Corporation of Carolinaland*

          * Incorporated by reference herein from the EZ Communications, Inc. Annual Report on Form 10-K (File No. 0-16265) dated March 31, 1997

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    AMERICAN RADIO SYSTEMS CORPORATION
                                    (Registrant)



                                    By: /s/ Justin D. Benincasa
                                        Justin D. Benincasa
                                        Vice President and Corporate Controller


Date:  May 30, 1997